IMMEDIATE RELEASE

TOWNSQUARE REPORTS SECOND QUARTER 2016 RESULTS

Greenwich, CT - August 4, 2016 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare,” the “Company,” “we,” “us,” or “our”) announced today financial results for the second quarter ended June 30, 2016.

“We are pleased to report solid results for the first half of 2016, with pro forma net revenue and Adjusted EBITDA increasing approximately 4% over the prior year, with strength in our Local Marketing Solutions segment,” commented Steven Price, Chairman and Chief Executive Officer of Townsquare. “In the second quarter, we delivered net revenue growth of 16.7% over the prior year. On a pro forma basis, net revenue increased 2.1%, which was in line with our expectations, and Adjusted EBITDA increased 4.1%, which exceeded our guidance. In addition, we were able to strengthen our balance sheet through the repurchase of $17 million of Unsecured Senior Notes.”

Second Quarter Highlights
As compared to the second quarter of 2015 on a pro forma basis:

•	Net revenue increased 2.1%

•	Local Marketing Solutions net revenue increased 3.5%

•	Entertainment net revenue approximately flat

•	Adjusted EBITDA increased 4.1%

•	Diluted net income and diluted Adjusted Net Income Per Share of $0.20 and $0.22, respectively

Year to Date Highlights
As compared to the first half of 2016 on a pro forma basis:

•	Net revenue increased 3.9%

•	Local Marketing Solutions net revenue increased 5.8%

•	Entertainment net revenue approximately flat

•	Adjusted EBITDA increased 3.9%

Segment Reporting
We have two reportable segments, Local Marketing Solutions, which provides broadcast and digital products and solutions to advertisers and businesses within our local markets, and Entertainment, which provides live event experiences and music and lifestyle content directly to consumers, and promotion, advertising and product activations to local and national advertisers. Prior to the second quarter of 2016, the Company reported its results in two reportable segments, Local Advertising and Live Events, and reported the remainder of its business in its Other Media and Entertainment category. The prior Local Advertising segment, together with the Company’s digital marketing and e-commerce solutions, which were previously part of the Other Media and Entertainment category, are now reported within Local Marketing Solutions. The Live Events segment, together with the Company’s national digital assets which were previously part of the Other Media and Entertainment category, are now reported within Entertainment.

Quarter Ended June 30, 2016 Compared to the Quarter Ended June 30, 2015

Net Revenue
Net revenue for the quarter ended June 30, 2016 increased $19.6 million, or 16.7%, to $137.2 million, as compared to $117.5 million in the same period last year. This was driven primarily by the net revenue contribution of North American Midway Entertainment ("NAME"), which was acquired on September 1, 2015. Local Marketing Solutions net revenue increased $2.6 million, or 3.0%, to $86.7 million and Entertainment net revenue increased $17.1 million, or 51.2%, to $50.5 million.

Pro forma net revenue increased $2.8 million, or 2.1%, to $137.2 million, as compared to $134.3 million in the same period last year. As used in this release, the term “pro forma” means pro forma for the acquisition of NAME and the divestiture of 43 of our towers on September 1, 2015. Local Marketing Solutions net revenue increased $2.9 million, or 3.5%, to $86.7 million and Entertainment net revenue decreased $0.1 million, or 0.2%, to $50.5 million. Excluding political revenue, net revenue increased $2.2 million, or 1.7%, to $136.2 million and Local Marketing Solutions net revenue increased $2.4 million, or 2.8%, to $85.7 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended June 30, 2016 decreased $3.4 million, or 11.8%, to $25.3 million, as compared to $28.6 million in the same period last year. The decrease was primarily related to the seasonality of NAME, whose results are not included in the quarter ended June 30, 2015.

Pro forma Adjusted EBITDA for the quarter ended June 30, 2016 increased $1.0 million, or 4.1%, to $25.3 million, compared to $24.2 million in the same period last year.

Six Months Ended June 30, 2016 Compared to the Six Months Ended June 30, 2015

Net Revenue
Net revenue for the six months ended June 30, 2016 increased $33.0 million, or 16.6%, to $231.6 million, as compared to $198.6 million in the same period last year. This was driven primarily by the net revenue contribution of NAME, which was acquired on September 1, 2015. Local Marketing Solutions net revenue increased $8.1 million, or 5.3%, to $161.9 million and Entertainment net revenue increased $24.9 million, or 55.5%, to $69.7 million.

Pro forma net revenue increased $8.7 million, or 3.9%, to $231.6 million, as compared to $222.9 million in the same period last year. Local Marketing Solutions net revenue increased $8.8 million, or 5.8%, to $161.9 million and Entertainment net revenue decreased $0.1 million, or 0.1%, to $69.7 million. Excluding political revenue, net revenue increased $7.1 million, or 3.2%, to $229.2 million and Local Marketing Solutions net revenue increased $7.2 million, or 4.7%, to $159.5 million.

Adjusted EBITDA
Adjusted EBITDA for the six months ended June 30, 2016 decreased $5.9 million, or 13.8%, to $37.2 million, as compared to $43.2 million in the same period last year. The decrease was primarily related to the seasonality of NAME, whose results are not included in the same period last year.

Pro forma Adjusted EBITDA for the six months ended June 30, 2016 increased $1.4 million, or 3.9%, to $37.2 million, compared to $35.8 million in the same period last year.

Liquidity and Capital Resources
As of June 30, 2016, we had a total of $17.6 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of June 30, 2016, we had $581.3 million of outstanding indebtedness, representing 5.6x and 5.4x gross and net leverage, respectively, based on pro forma Adjusted EBITDA for the twelve months ended June 30, 2016 of $103.9 million.

The table below presents a summary, as of August 3, 2016, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	10,477,551	One vote per share.
Class B common stock	3,022,484	10 votes per share.[2]
Class C common stock	4,894,480	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,372,191

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, have equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.
Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain second quarter 2016 financial results on Thursday, August 4, 2016 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13640952. A live webcast of the conference call will also be available on the investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through August 11, 2016. To access the replay, please dial 1-877-870-5176 (U.S. & Canada) or 1-858-384-5517 (International) and enter confirmation code 13640952. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare is a media, entertainment and digital marketing solutions company principally focused on small and mid-sized markets across the U.S. Our assets include 310 radio stations and more than 325 local websites in 66 U.S. markets, a digital marketing solutions company serving approximately 9,400 small to medium sized businesses, approximately 550 live events with nearly 18 million attendees each year in the U.S. and Canada, and one of the largest digital advertising networks focused on music and entertainment reaching more than 60 million unique visitors each month. Our brands include iconic local media assets such as WYRK, KLAQ, K2 and NJ101.5; acclaimed music festivals such as Mountain Jam, WE Fest and the Taste of Country Music Festival; unique touring lifestyle and entertainment events such as the America on Tap craft beer festival series, the Insane Inflatable 5K obstacle race series and North American Midway Entertainment, North America’s largest mobile amusement company; and leading tastemaker music and entertainment owned and affiliated websites such as XXL.com, TasteofCountry.com, Loudwire.com, JustJared.com and BrooklynVegan.com. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on or about the date hereof, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash	$17,608	$33,298
Accounts receivable, net of allowance of $2,157 and $2,114, respectively	62,214	60,143
Prepaid expenses and other current assets	16,153	9,766
Total current assets	95,975	103,207
Property and equipment, net	137,848	133,943
Intangible assets, net	514,384	517,979
Goodwill	292,953	292,953
Investments	5,049	5,049
Other assets	7,397	7,580
Total assets	$1,053,606	$1,060,711

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,376	$9,549
Current portion of long-term debt	700	171
Deferred revenue	18,642	17,496
Accrued expenses and other current liabilities	25,854	29,958
Accrued interest	4,619	4,910
Total current liabilities	65,191	62,084
Long-term debt, less current portion (net of deferred finance costs of $8,814 and $9,962, respectively)	571,795	588,657
Deferred tax liability	38,071	35,233
Other long-term liabilities	10,820	11,297
Total liabilities	685,877	697,271
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 10,477,551 and 9,946,354 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	105	100
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,022,484 shares issued and outstanding at both June 30, 2016 and December 31, 2015, respectively	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 4,894,480 shares issued and outstanding at both June 30, 2016 and December 31, 2015, respectively	49	49
Total common stock	184	179
Additional paid-in capital	361,638	361,186
Retained earnings	5,398	1,391
Accumulated other comprehensive (loss) income	(303)	44
Non-controlling interest	812	640
Total liabilities and stockholders’ equity	$1,053,606	$1,060,711

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net revenue	$137,157	$117,516	$231,589	$198,634

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	105,594	82,297	182,498	143,603
Depreciation and amortization	6,003	3,613	12,126	7,284
Corporate expenses	6,313	6,603	11,870	11,866
Stock-based compensation	204	1,403	457	1,403
Transaction costs	181	125	350	172
Net loss on sale of assets	1,079	21	713	14
Total operating costs and expenses	119,374	94,062	208,014	164,342
Operating income	17,783	23,454	23,575	34,292
Other expenses (income):
Interest expense, net	8,881	8,246	17,446	18,807
Repurchase and cancellation of debt	(427)	30,017	(461)	30,017
Other expense (income), net	44	36	(403)	84
Income (loss) before income taxes	9,285	(14,845)	6,993	(14,616)
Provision (benefit) for income taxes	3,683	(6,111)	2,776	(6,013)
Net income (loss)	$5,602	$(8,734)	$4,217	$(8,603)

Net income (loss) attributable to:
Controlling interests	$5,451	$(9,132)	$4,007	$(9,036)
Non-controlling interests	151	398	210	433

Net income (loss) per share:
Basic	$0.31	$(0.50)	$0.23	$(0.50)
Diluted	$0.20	$(0.50)	$0.15	$(0.50)

Weighted average shares outstanding:
Basic	18,365	17,374	18,114	17,374
Diluted	27,438	17,374	27,238	17,374

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss) attributable to:
Controlling interests	$4,007	$(9,036)
Non-controlling interests	210	433
Net income (loss)	$4,217	$(8,603)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	12,126	7,284
Amortization of deferred financing costs	809	917
Deferred income tax expense (benefit)	2,776	(6,013)
Provision for doubtful accounts	1,272	15
Stock-based compensation expense	457	1,403
Repurchase and cancellation of debt	(461)	—
Amortization of bond premium	—	(424)
Write-off of deferred financing costs	339	9,061
Write-off of bond premium	—	(6,779)
Net loss on sale of assets	713	14
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(5,050)	(2,013)
Prepaid expenses and other assets	(5,511)	(2,976)
Accounts payable	5,642	1,754
Accrued expenses	(3,147)	(3,717)
Accrued interest	(291)	(4,338)
Other long-term liabilities	(477)	17
Net cash provided by (used in) operating activities	13,414	(14,398)
Cash flows from investing activities:
Payments for acquisitions, net of cash received	(373)	(6,606)
Acquisition of intangibles	—	(32)
Purchase of property and equipment	(12,416)	(5,812)
Proceeds from insurance settlement	451	450
Proceeds from sale of assets	1,162	80
Net cash used in investing activities	(11,176)	(11,920)
Cash flows from financing activities:
Offering costs	—	(99)
Repayment of long-term debt	(17,460)	(532,751)
Proceeds from the issuance of long-term debt	—	575,000
Debt financing costs	—	(9,775)
Proceeds from sale of minority interest in subsidiary	50	—
Cash distributions to non-controlling interests	(88)	(58)
Repayments of capitalized obligations	(84)	(78)
Net cash (used in) provided by financing activities	(17,582)	32,239
Net effect of foreign currency exchange rate changes	(346)	—
Net (decrease) increase in cash	(15,690)	5,921
Cash:
Beginning of period	33,298	24,462
End of period	$17,608	$30,383

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Six Months Ended June 30,
	2016	2015
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Payments to redeem long-term debt prior to contractual maturity	$—	$27,735
Interest	16,573	22,631
Income taxes	815	540
Purchase obligations:
Capital lease	525	—
Barter transactions:
Barter revenue – included in net revenue	$9,732	$6,965
Barter expense – included in direct operating expenses	6,818	6,390

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Statement of Operations Data:
Local Marketing Solutions net revenue	$86,704	$84,149	$161,911	$153,824
Entertainment net revenue	50,453	33,367	69,678	44,810
Net revenue	137,157	117,516	231,589	198,634
Operating Costs and Expenses:
Local Marketing Solutions direct operating expenses	54,889	52,338	109,053	102,312
Entertainment direct operating expenses	50,705	29,959	73,445	41,291
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	105,594	82,297	182,498	143,603
Depreciation and amortization	6,003	3,613	12,126	7,284
Corporate expenses	6,313	6,603	11,870	11,866
Stock-based compensation	204	1,403	457	1,403
Transaction costs	181	125	350	172
Net loss on sale of assets	1,079	21	713	14
Total operating costs and expenses	119,374	94,062	208,014	164,342
Operating income	17,783	23,454	23,575	34,292
Other expense (income):
Interest expense, net	8,881	8,246	17,446	18,807
Repurchase and cancellation of debt	(427)	30,017	(461)	30,017
Other expense (income), net	44	36	(403)	84
Total other expense	8,498	38,299	16,582	48,908
Income (loss) before income taxes	9,285	(14,845)	6,993	(14,616)
Provision (benefit) for income taxes	3,683	(6,111)	2,776	(6,013)
Net income (loss)	$5,602	$(8,734)	$4,217	$(8,603)

The following table summarizes pro forma net revenue and direct operating expenses broken out by segment for the three months and six ended June 30, 2016 and 2015, respectively (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Statement of Operations Data:
Local Marketing Solutions net revenue	$86,704	$83,777	$161,911	$153,104
Entertainment net revenue	50,453	50,572	69,678	69,749
Net revenue	137,157	134,349	231,589	222,853
Operating Costs and Expenses:
Local Marketing Solutions direct operating expenses	54,889	52,254	109,053	102,135
Entertainment direct operating expenses	50,705	51,243	73,445	73,017
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	105,594	103,497	182,498	175,152
Direct Profit	$31,563	$30,852	$49,091	$47,701

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and six months ended June 30, 2016 and 2015, respectively(dollars in thousands):

	Actual		Actual
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$5,602	$(8,734)	$4,217	$(8,603)
Provision (benefit) for income taxes	3,683	(6,111)	2,776	(6,013)
Income (loss) before taxes	9,285	(14,845)	6,993	(14,616)
Transaction costs	181	125	350	172
Net loss on sale of assets	1,079	21	713	14
Repurchase and cancellation of debt	(427)	30,017	(461)	30,017
Adjusted income before taxes	10,118	15,318	7,595	15,587
Provision for income taxes	4,013	6,306	3,014	6,412
Adjusted Net Income	$6,105	$9,012	$4,581	$9,175

Adjusted Net Income Per Share:
Basic	$0.33	$0.52	$0.25	$0.53
Diluted	$0.22	$0.52	$0.17	$0.53

Weighted average shares outstanding:
Basic	18,365	17,374	18,114	17,374
Diluted	27,438	17,374	27,238	17,374

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA for the three and six months ended June 30, 2016 and 2015, respectively (dollars in thousands):

	Actual		Actual
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$5,602	$(8,734)	$4,217	$(8,603)
Provision (benefit) for income taxes	3,683	(6,111)	2,776	(6,013)
Interest expense, net	8,881	8,246	17,446	18,807
Transaction costs	181	125	350	172
Depreciation and amortization	6,003	3,613	12,126	7,284
Corporate expenses	6,313	6,603	11,870	11,866
Stock-based compensation	204	1,403	457	1,403
Repurchase and cancellation of debt	(427)	30,017	(461)	30,017
Other(a)	1,123	57	310	98
Direct Profit	31,563	35,219	49,091	55,031
Corporate expenses	(6,313)	(6,603)	(11,870)	(11,866)
Adjusted EBITDA	$25,250	$28,616	$37,221	$43,165
(a) Other includes net loss on sale of assets and other (income) expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA for the three and six months ended June 30, 2016 and 2015, respectively (dollars in thousands):

	Pro Forma		Pro Forma
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$5,602	$(12,597)	$4,217	$(14,691)
Provision (benefit) for income taxes	3,683	(9,743)	2,776	(11,362)
Interest expense, net	8,881	8,496	17,446	16,958
Transaction costs	181	125	350	172
Depreciation and amortization	6,003	6,525	12,126	13,076
Corporate expenses	6,313	6,603	11,870	11,866
Stock-based compensation	204	1,403	457	1,403
Repurchase and cancellation of debt	(427)	30,017	(461)	30,017
Other(a)	1,123	23	310	262
Direct Profit	31,563	30,852	49,091	47,701
Corporate expenses	(6,313)	(6,603)	(11,870)	(11,866)
Adjusted EBITDA	$25,250	$24,249	$37,221	$35,835
(a) Other includes net loss on sale of assets and other (income) expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA on a quarterly basis for the twelve months ended June 30, 2016 (dollars in thousands):

	Quarter Ended				Twelve Months Ended
	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	June 30, 2016
Net income (loss)	$21,414	$2,764	$(1,384)	$5,602	$28,396
Provision (benefit) for income taxes	16,560	2,139	(907)	3,683	21,475
Interest expense, net	8,530	8,529	8,565	8,881	34,505
Transaction costs	1,125	442	169	181	1,917
Depreciation and amortization	6,769	5,508	6,123	6,003	24,403
Corporate expenses	6,106	7,463	5,557	6,313	25,439
Stock-based compensation	2,875	—	253	204	3,332
Impairment FCC licenses	—	1,680	—	—	1,680
Cancellation and repurchase of debt	288	—	(34)	(427)	(173)
Other(a)	(11,926)	28	(814)	1,123	(11,589)
Direct Profit	51,741	28,553	17,528	31,563	129,385
Corporate expenses	(6,106)	(7,463)	(5,557)	(6,313)	(25,439)
Adjusted EBITDA	$45,635	$21,090	$11,971	$25,250	$103,946
(a) Other includes net loss on sale of assets and other (income) expense, net.

Non-GAAP Financial Measures and Definitions
We believe that our financial statements and the other financial data included herein have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and are consistent with current practice with the exception of the presentation of certain non-GAAP financial measures, including Direct Profit and Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share (each as defined below).

We define Direct Profit as net income (loss) before the deduction of income taxes, other (income) expense (net), interest expense, repurchase and cancellation of debt, transaction costs, corporate expenses, net loss on sale of assets, impairment of FCC licenses, and depreciation and amortization. Adjusted EBITDA is defined as Direct Profit less corporate expenses (excluding stock-based compensation). Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, net loss on sale of assets and repurchase and cancellation of debt. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. Direct Profit, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share do not represent, and should not be considered as alternatives to, net income (loss) or cash flows from operations, as determined under GAAP.

We use Direct Profit and Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, we rely upon Direct Profit to analyze the performance of our segments, as it reflects all revenue and expenses directly attributable to our segments’ operations, including all corporate overhead expenses that are directly attributed to a segment and necessary to support its revenue, without regard to corporate overhead that is not directly attributable to a segment’s operations (such as expenses related to HR, finance, and accounting functions and expenses incurred in connection with an initial public offering). As a result, by removing these expenses, management can better analyze the factors that are, in fact, directly affecting the profitability of its core business segments at and within the segments. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss on sale of assets and repurchase and cancellation of debt. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Direct Profit, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share when determining discretionary bonuses.